UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FULTON BANCSHARES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FULTON

BANCSHARES

CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2005

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

GENERAL INFORMATION

GOVERNANCE OF THE CORPORATION

BENEFICIAL OWNERS OF THE CORPORATION CORPORATION’S STOCK

ELECTION OF DIRECTORS

EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

DEFERRED COMPENSATION AND OTHER BENEFIT PROGRAMS

REPORT OF THE AUDIT COMMITTEE

CERTAIN TRANSACTIONS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SHAREHOLDER PROPOSALS

SHAREHOLDER RETURN PERFORMANCE GRAPH

RATIFICATION OF INDEPENDENT AUDITORS

ANNUAL REPORT

OTHER MATTERS

ADDITIONAL INFORMATION

NOMINATING COMMITTEE CHARTER

Proxy Statement

Dated and to be mailed to shareholders on or about April 25, 2005.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2005

TO THE SHAREHOLDERS OF FULTON BANCSHARES CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of FULTON BANCSHARES CORPORATION will be held at 1:00 p.m., prevailing time, on Thursday, May 19, 2005 in the Fulton Theatre Building at the Main Office of The Fulton County National Bank and Trust Company, 100 Lincoln Way East, McConnellsburg, Pennsylvania 17233, for the following purposes:

1.             To elect three (3) Class C Directors to serve for a three-year term and until their successors are elected and qualified;

2.             To ratify the selection of Smith Elliott Kearns & Company, LLC, Certified Public Accountants, of Chambersburg, Pennsylvania, as the independent auditors of the Corporation for the year ending December 31, 2005; and

3.             To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

In accordance with the By-Laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on April 15, 2005, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A copy of the Corporation’s Annual Report for the fiscal year ended December 31, 2004 is being mailed with this Notice. Copies of the Corporation’s Annual Report for the 2003 fiscal year may be obtained at no cost by contacting David W. Cathell, Treasurer, Fulton Bancshares Corporation, 100 Lincoln Way East, McConnellsburg, Pennsylvania 17233, telephone: (717) 485-3144.

You are urged to mark, sign, and date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

By Order of the Board of Directors,

Cecil B. Mellott, Chairman

McConnellsburg, Pennsylvania

April 25, 2005

FULTON BANCSHARES CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 19, 2005

GENERAL

Introduction, Date, Time and Place of Annual Meeting

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of FULTON BANCSHARES CORPORATION, a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held on May 19, 2005 at 1:00 p.m. prevailing time, in the Fulton Theatre Building at the Main Office of The Fulton County National Bank and Trust Company, 100 Lincoln Way East, McConnellsburg, Pennsylvania 17233, and at any adjournment or postponement of the Annual Meeting.

The principal executive office of the Corporation is located at The Fulton County National Bank and Trust Company, 100 Lincoln Way East, McConnellsburg, Pennsylvania 17233.  The telephone number for the Corporation is (717) 485-3144. All inquires should be directed to David W. Cathell, Senior Executive Officer of the Corporation. The Fulton County National Bank and Trust Company is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies

The Proxy Statement and the enclosed form of proxy are first being sent to shareholders of the Corporation on or about April 25, 2005.  You can vote your share by completing and returning the enclosed proxy card.

By properly completing a proxy, you appoint Bradley J. True and Rex S. Black as proxy holders to vote your shares, indicated on the proxy card.  Any Proxy not specifying to the contrary will be voted FOR the election of the three (3) nominees for Class C Directors named below and FOR the ratification of the selection of Smith Elliott Kearns & Company, LLC, Certified Public Accountants, of Chambersburg, Pennsylvania, as the independent auditors of the Corporation for the year ending December 31, 2005.  Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management.  Execution and return of the enclosed Proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be paid by the Corporation.  In addition to the use of the mails, certain directors, officers and employees of the Corporation may solicit proxies personally, by telephone, telegraph and telecopier.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to Alice G. Clark, Secretary of Fulton Bancshares Corporation, at 100 Lincoln Way East, McConnellsburg, Pennsylvania 17233; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities, Record Date and Quorum

At the close of business on April 15, 2005, the Corporation had issued and outstanding 492,790 shares of common stock, par value $0.625 per share, the only authorized class of stock.

Only holders of Common Stock of record at the close of business on April 15, 2005 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

Under Pennsylvania law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting.  Pursuant to Article 3, Section 3.1, of the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting.  Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter.  Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors, shall be elected.  Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the ratification of the selection of independent auditors.  Abstentions and brokers non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for nor against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the number of shares voted from which the required majority is calculated.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), any applicable listing standards, and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has 8 members. Under the NASDAQ standards for independence, Martin R. Brown, Cecil B. Mellott, Clair R. Miller, David L. Seiders, Robert C. Snyder, Robert L. Thomas and Ellis L. Yingling, meet the standards for independence. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee, Nominating Committee and Compensation Committee.

Meetings and Committees of the Board of Directors

The Board of Directors of the corporation has a standing Executive Committee.  In addition, the Board of Directors has an Audit Committee, Compensation Committee and a Corporate Governance and Nominating Committee, which were formed in 2003.

Executive Committee.  Members of the Executive Committee, during 2004, were Cecil B. Mellott, Chairman, David L. Seiders, Clair R. Miller, and Clyde H. Bookheimer.  The principal duties of the Executive Committee include acting on behalf of the Board between meetings to take action on loan approvals, and to evaluate governance issues and strategic plans.  The Committee met 4 times in 2004.

Audit Committee.  Members of the Audit Committee, during 2004, were Ellis L. Yingling, Chairman, and Martin R. Brown, Cecil B. Mellott, Clair R. Miller, David L. Seiders, Robert C. Snyder and Robert L. Thomas.   The Audit Committee met 7 times during 2004.  The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending, annually, to the Board of Directors the engagement of an independent certified public accountant.

We have no “audit committee financial expert.”  We have not identified a potential board member that would qualify as an “audit committee financial expert” at this time.  However, the board of directors believes that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the committee.  The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Compensation Committee.  Only independent directors served on the Compensation Committee. Members of the Compensation Committee, during 2004, were Cecil B. Mellott, Chairman, David L. Seiders and Clair R. Miller.  The principal duties of the Compensation Committee include the establishment of policies dealing with various compensation plans for The Fulton County National Bank and Trust Company.  In addition, the committee makes recommendations to the Board with respect to compensation paid to senior executives.  The Compensation Committee met 3 times during 2004.

Corporate Governance and Nominating Committee.  Members of the Corporate Governance and Nominating Committee include Cecil B. Mellott, Chairman, and Martin R. Brown, Clair R. Miller, David L. Seiders, Robert C. Snyder, Robert L. Thomas, and Ellis L. Yingling, each of whom is a non-employee director.   All members of the Corporate Governance and Nominating Committee are independent, under the NASDAQ standards for independence. The principal duties of the Corporate Governance and Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee. If a shareholder wishes to recommend a director candidate, the shareholder should mail the name, background and contact information for the candidate to the Corporate Governance and Nominating Committee at the Corporation’s offices at 100 Lincoln Way East, McConnellsburg, Pennsylvania 17233.

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and to recommend such individuals to the Board for nomination. In fulfilling its responsibilities to select qualified and appropriate director candidates, the Corporate Governance and Nominating Committee will seek to balance the existing skill sets of current board members with the need for other diverse skills and qualities that will complement the Corporation’s strategic vision. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity. Other facts to be considered include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the financial services industry and public companies, as well as the ability of the individual to devote the necessary time to service as a Director.  A majority of the Directors on the Board must meet the criteria for “independence” established by the Nasdaq Stock Market, and the Corporate Governance and Nominating Committee will consider any conflicts of interest that might impair that independence.

All nominees will be evaluated in the same manner, regardless of whether they are recommended by the Corporate Governance and Nominating Committee or recommended by a shareholder.  The Corporate Governance and Nominating Committee has adopted a written charter, a copy of which is attached as Exhibit A.

The Board of Directors of The Fulton County National Bank and Trust Company met 44 times during 2004.  There were a total of 14 meetings of the various committees of the Board of Directors in 2003.  All directors attended at least 75% or more of the meetings of the Board of Directors and of the various committees on which they served. All of our Directors attended the 2004 Annual Meeting of Shareholders and we expect that they will all attend this years meeting.

Shareholder Communications

Any shareholder who wishes to communicate with the Board of Directors may send correspondence to David Cathell, Fulton Bancshares Corporation, at 100 Lincoln Way East, McConnellsburg, Pennsylvania 17233.  Mr. Cathell will submit your correspondence to the board of directors or the appropriate committee as applicable.

Employee Code of Ethics

Since 1985, we have had a Code of Ethics.  In 2003, as required by law and regulation, we amended our Code of Ethics. Our employee Code of Ethics is applicable to our directors, officers and employees. The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Board periodically receives reports on our compliance program.  We have filed a copy of the Code of Ethics with the SEC as an exhibit to our December 31, 2003 Annual Report on Form 10-K.  The Code of Ethics is also available on our website at www.fcnbtc.com.

BENEFICIAL OWNERS OF THE CORPORATION’S STOCK

Principal Owners

The following table sets forth, as of April 15, 2005, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5 percent of the Corporation’s outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation’s outstanding Common Stock so owned.

Name and Address	Shares Beneficially Owned (1)	Percentage of Outstanding Common Stock Beneficially Owned

Raleigh V. and Inez G. Barnett	33,938	6.89%
Waterfall, Pennsylvania 16689

CEDE & Co.	125,940	25.56%
New York, NY 10274

(1)                                  See footnote below for the definition of “beneficially owned.”

Beneficial Ownership by Officers, Directors and Nominees

The following table sets forth as of April 15, 2005, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each nominee and all officers and directors of the Corporation as a group.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership (1) (2)		Percentage of Class (3)

CLASS A
Cecil B. Mellott	16,557	(5)	3.36%
Clair R. Miller	5,000	(6)	1.01%

CLASS B
Clyde H. Bookheimer	1,513	(4)	—
Robert C. Snyder	6,000		1.22%
Ellis L. Yingling	8,000	(7)	1.62%

CLASS C
Martin R. Brown	2,900	(8)	—
David L. Seiders	1,178		—
Robert L. Thomas	500	(9)	—

All Officers and Directors as	41,670		8.46%
a Group (9 persons)

(1)           The securities beneficially owned by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities that the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after April 15, 2005. Beneficial ownership may be disclaimed as to certain of the securities.

(2)           Information furnished by the directors, officers and the Corporation.

(3)           Less than 1% unless otherwise indicated

(4)           Includes 517 shares held individually by Mr. Bookheimer, 405 shares held jointly with his spouse and 591 shares held individually by his spouse.

(5)           Includes 2,779 shares held individually by Mr. Mellott and 13,778 shares held jointly with his spouse.

(6)           Includes 660 shares held individually by Mr. Miller and 4,340 shares held jointly with his spouse.

(7)           Includes 1,936 shares held individually by Mr. Yingling and 6,064 shares held jointly with his spouse.

(8)           Includes 700 shares held individually by Mr. Brown and 2,200 shares held jointly with his spouse.

(9)           Includes 400 shares held individually by Mr. Thomas and 100 shares held jointly with his brother.

Principal Officers of the Corporation

The following table provides information, as of April 15, 2005, about the corporation’s principal officers:

Name	Age		Principal Occupation For the Past Five Years and Position Held with Fulton Bancshares Corporation and Subsidiaries

Cecil B. Mellott	68	(1)	Chairman of the Board of the Corporation and the Bank. President Mellott Wood Preserving, Inc.; President MELCO Lumber Company, Inc. and President of C & D Logging

David L. Seiders	65	(1)	Vice Chairman of the Board of the Corporation and the Bank. Farmer

Clair R. Miller	68	(1)	Vice Chairman of the Board of the Corporation and the Bank. President Clair R. Miller Inc. and President Fairview Estates Inc.

David W. Cathell	50		Chief Financial Officer of the Corporation. Mr. Cathell served as the Chief Financial Officer of the Pennsylvania State Bank from 1999-2005.

Alice G. Clark	43		Vice President and Secretary of the Corporation and Senior Vice President, Cashier and Secretary of the Bank.

(1)          Mr. Mellott, Mr. Seiders, and Mr. Miller are not employees of the Corporation.

ELECTION OF DIRECTORS

The By-Laws of the Corporation provide that the Corporation’s business shall be managed by its Board of Directors. Section 10.2 of the By-Laws provides that the number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than twenty-five. The By-Laws provide that the Board of Directors shall be classified into three classes, each class to be elected for a term of three years. The terms of the respective classes shall expire in successive years. Therefore, the By-Laws provide for a classified Board of Directors with a staggered three-year term of office.  Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications.

No person elected or appointed a director shall serve in that capacity after reaching the age of seventy-five (75) years. Each director shall also own, in his or her own right, shares of Common Stock that have a book value in the aggregate of not less than Ten Thousand Dollars ($10,000).  Pursuant to Section 11.1 of the By-Laws, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he or she was appointed.

A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the President of the Corporation in accordance with Section 10.1 of the Corporation’s By-laws.  Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than 90 days prior to the date of any meeting of shareholders called for the election of directors.

In accordance with Section 10.3 of the By-Laws, at the 2005 Annual Meeting of Shareholders, three (3) Class C Directors shall be elected to serve for a three-year term and until their successors are elected and qualified.

Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the three (3) Class C nominees named below. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected.

There is no cumulative voting for the election of directors.  Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the directors in the class to be elected.

The Board of Directors has fixed the number of directors at eight (8).  There are three (3) nominees for the Board of Directors for election at the 2005 Annual Meeting.  The Board of Directors has nominated the following three persons for election to the Board of Directors for the terms specified:

Nominees for Class C Directors

For a Term of Three Years

Martin R. Brown

David L. Seiders

Robert L. Thomas

Each of the nominees presently serves as a director.

Information about Nominees and Continuing Directors

Information, as of April 15, 2005, concerning the three nominees to the Board of Directors and the five continuing directors appears below.

Name and Age	Director of Corporation and Bank Since	Principal Occupation for the Past Five Years and Positions Held with the Corporation and the Bank

Nominees for Class C Directors whose terms will expire in 2008

Martin R. Brown, 53	2003/2003	President, M.R. Brown Funeral Home, Inc., President, M.R. Brown Management, Inc. Managing Partner, Sandy Ridge Market, LLC.

David L. Seiders, 65	1996/1996	Farmer

Robert L. Thomas, 50	2003/2003	Managing Partner, Thomas Brothers Family Partnership, LLC, Franklin County Commissioner

Class A Directors whose terms expire in 2006

Cecil B. Mellott, 68	1989/1986	President, Mellott Wood Preserving, Inc., President, Melco Lumber Company, Inc. Chairman of the Board of Directors of the Corporation.

Clair R. Miller, 68	1997/1997	President, Clair R. Miller, Inc.

Class B Directors whose terms expire in 2007

Clyde H. Bookheimer, 65	1991/1991	Former President and Chief Executive Officer of the Corporation and the Bank

Robert C. Snyder, 73	1989/1969	Retired Insurance Agent

Ellis L. Yingling, 72	1989/1974	Fulton County Commissioner and Retired Service Station Owner

EXECUTIVE COMPENSATION

The following table summarizes the total compensation, for each of the last three years for Clyde H. Bookheimer, the Corporation’s Chief Executive Officer as of December 31, 2004.

Summary Compensation Table

					Long Term Compensation
					Awards	Payouts
	Annual Compensation			Other Annual	Securities Underlying Options/	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	SARs	Payouts	Compensation(2)

Clyde H. Bookheimer President and Chief Executive Officer	2004	$141,508	$0	$1,233	$0	$0	$61,911
	2003	$140,858	$0	$937	$0	$0	$80,774
	2002	$140,666	$0	$1,014	$0	$0	$127,841

(1)          Other Annual Compensation includes use of bank owned vehicle.

(2)          All Other compensation includes retirement plan and supplemental retirement plan contributions.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors fulfills part of the Corporation’s strategic mission through the compensation of the officers and employees of the Bank.  In fulfilling its fiduciary duties, the Compensation Committee of the Board of Directors acts in the best interests of the Corporation’s shareholders, customers, and the communities served by the Corporation and the Bank.

The Corporation seeks to offer competitive compensation opportunities for all employees based on the individual’s contribution and personal performance.  The Compensation Committee, comprised of three non-employee directors, administers the compensation program.  The Compensation Committee also seeks to establish a fair compensation policy to govern executive officers’ base salaries and bonus plans to attract and motivate competent, dedicated and ambitious managers, whose efforts will enhance the Corporation’s products and services, the results of which will be improved profitability, increased dividends to the corporation’s shareholders, and subsequent appreciation in the market value of the Corporation’s shares.

The Compensation Committee annually reviews the compensation of the Bank’s President and Chief Executive Officer.

The Board of Directors does not deem Section 162(m) of the Internal Revenue Code to be applicable to the corporation at this time.  The Board of Directors intends to monitor the future application of IRC Section 162(m) to the compensation paid to its executive officers; and, in the event that this section becomes applicable, the Board of Directors intends to amend the corporation’s and the bank’s compensation plans to preserve the deductibility of the compensation payable under the plans.

Chief Executive Officer Compensation

The Board of Directors and the Compensation Committee determined that the President and Chief Executive Officer’s 2004 base salary of $141,508 combined with $61,911 retirement plan and supplemental retirement plan contributions is appropriate for Clyde H. Bookheimer.  Key performance measures include profitability and growth; however, no direct correlation exists between the President and Chief Executive Officer’s compensation and the Corporation’s 2004 performance.  The Compensation Committee subjectively determines the President and Chief Executive Officer’s compensation based on a review of all relevant information.

Executive Officers Compensation

In 2004, the Compensation Committee delegated to the President and Chief Executive Officer the responsibility of conducting annual reviews for the other executive officers.  The compensation of the bank’s executive officers decreased by approximately 3.28% in 2004, due in part to the vacancy of  two Senior Vice President positions.  The President and Chief Executive Officer determined any increases in compensation based on his subjective analysis of the individual’s contribution to the corporation’s strategic goals and objectives.  In determining whether strategic goals have been achieved, the President and Chief Executive Officer considers numerous factors, including the following:  the Corporation’s performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets, and nonperforming loans.  Although the President and Chief Executive Officer measured the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criterion and the employees’ compensation; nor does the President and Chief Executive Officer, in his analysis, attribute specific weight to any such criteria.  The President and Chief Executive Officer makes a subjective determination after review of all relevant information, including the above.

General labor market conditions, the individual’s specific responsibilities and the individual’s contributions to the Corporation’s success influence total compensation opportunities available to the Bank’s executive officers.  The President and Chief Executive Officer reviews individuals on a calendar year basis and strives to offer compensation that is competitive with that offered by employers of comparable size in our industry.  Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its executive officers.

This report is furnished by the Compensation Committee comprised of:

Cecil B. Mellott, Chairman

David L. Seiders

Clair R. Miller

DEFERRED COMPENSATION AND OTHER BENEFIT PROGRAMS

The Corporation has adopted several benefit programs, some of which result in the deferral of payments for services rendered:

(1)           The Supplemental Executive Retirement Plan – This Plan is funded by single premium life insurance on the CEO and certain other Bank executives, naming the Bank as beneficiary. Actual payments to the executives will not begin until their retirement.

(2)           The Director Emeritus Program - This plan, funded by life insurance, will allow the Bank to reward its directors for longevity of service to the Board. Directors who qualify would be eligible at age 75 to receive $4,000 annually for up to 10 years under this program.

(3)           The Director Deferred Compensation Plan - This plan, also funded by life insurance, will allow directors to defer up to 100% of directors fees annually. The amounts deferred will be paid out over a period of up to 10 years beginning when the director reaches the age of 75.

(4)           The Officer Supplemental Life Insurance Plan – This plan provides for officer life insurance coverage of generally double their current salary level, and is also funded by single premium life insurance.

Directors’ Compensation

The directors of the Corporation do not receive any additional compensation for their services, beyond the compensation paid to them as directors of the Bank.  All directors of the Corporation are directors of the Bank. Directors who are also salaried officers of the Corporation or the Corporation’s subsidiary do not receive any fees for board or committee meetings.

In aggregate the directors of the Corporation and the Bank received $64,000 for all service rendered in 2004.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of directors who meet the NASDAQ standards for independence.  The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting.  The Audit Committee discussed these matters with the Corporation’s independent auditors and with appropriate Corporation financial personnel and internal auditors.  The Audit Committee also discussed with the Corporation’s senior management and independent auditors the process used for certifications by the Corporation’s chief executive officer and chief financial officer which are required for certain of the Corporation’s filings with the Securities and Exchange Commission.

The Audit Committee met privately at its regular meeting with both the independent accountants and the internal auditors, as well as with the President, Vice Presidents and Treasurer, on a number of occasions, each of whom has unrestricted access to the Audit Committee.

The Audit Committee appointed Smith, Elliott Kearns & Company, LLC as the independent accountants for the Corporation after reviewing the firm’s performance and independence from management.

Management has primary responsibility for the Corporation’s financial statements and the overall reporting process, including the Corporation’s system of internal controls.

The independent accountants audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Corporation in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Smith Elliott Kearns & Company, LLC, the Corporation’s independent accountants, the Corporation’s audited financial statements prior to issuance.  Management has represented, and Smith Elliott Kearns & Company, LLC has confirmed, to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee received from and discussed with Smith Elliott Kearns & Company, LLC the written disclosure and the letter required by Independence Standards Board Standard No. 1.  (Independence Discussions with Audit Committees).  These items relate to that firm’s independence from the Corporation.  The Audit Committee also discussed with Smith Elliott Kearns & Company, LLC matters required to be discussed by the Statement on Auditing Standards No. 61.  (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable.  The Audit Committee monitored the accountant’s independence, reviewed audit and non-audit services performed by Smith Elliott Kearns & Company, LLC and discussed with the accountants their independence.

In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.  The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of Smith Elliott Kearns & Company, LLC as the Corporation’s independent accountants for the fiscal year ending December 31, 2005.

Aggregate fees billed to Fulton Bancshares Corporation by Smith Elliott Kearns & Company, LLC for services rendered are presented below:

	Year Ended December 31,
	2004	2003
Audit fees	$39,932	$30,192

Audit related fees	$12,730	$22,630

Tax fees	$5,025	$5,235

All other fees	$4,135	$6,090

Audit Fees include fees billed for professional services rendered for the audit of annual financial statement and fees billed for the review of financial statements included in Fulton Bancshares Corporation

Forms 10-Q or services that are normally provided by Smith Elliott Kearns & Company, LLC in connection with statutory and regulatory filings or engagements.

Audit Related Fees include fees billed for assurance and related services by Smith Elliott Kearns & Company, LLC that are reasonably related to the performance of the audit or review of the registrants financial statements and are not reported under the Audit Fees section of the table above.  These include fees for ACH, internal and trust audits; OCC risk assessment and agreed upon procedures.

Tax Fees include fees billed for professional services rendered by Smith Elliott Kearns & Company, LLC for tax compliance, tax advice, tax planning. These include preparation of federal and state tax returns.

All Other Fees include fees billed for products and services provided by Smith Elliott Kearns & Company, LLC, other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.  These include fees for services related to the Bank’s employee benefit programs.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Smith Elliott Kearns & Company, LLC independence.

The Audit Committee has a policy for the pre-approval of services provided by the independent auditors.  The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit related services, tax services, and other services.  Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  In addition, the Audit Committee may also pre-approve particular services on a case by case basis.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.  None of the services related to the Audit-Related Fees, Tax Fees, or All Other Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.  Smith Elliott Kearns & Company, LLC, assisted the Corporation and the Bank with the preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at the customary hourly rates. These non-audit services were approved by the Corporation’s and the Bank’s Board of Directors after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusions of the Board of Directors of the Corporation and the Bank that there was no effect on the independence of the accountants.

This report has been furnished by the Audit Committee comprised of:

Ellis L. Yingling – Chairman

Cecil B. Mellott

Clair R. Miller

David L. Seiders

Robert L. Thomas

Martin R. Brown

Robert C. Snyder

CERTAIN TRANSACTIONS

There have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

Total loans outstanding from the Corporation and the Bank at December 31, 2004 to the Corporation’s and the Bank’s officers and directors as a group, and to members of their immediate families and companies in that they had an ownership interest of 10% or more was $3,944,179, or approximately 25.4%, of the total equity capital of the Bank. Corporate policy requires that related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 31, 2005, to the above described group was approximately $4,444,249.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers and shareholders who beneficially own more than 10% of the Corporation’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation with the Securities and Exchange Commission.  Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2004.

SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation’s Proxy Statement for its 2006 Annual Meeting of Shareholders must deliver such proposal in writing to the President of Fulton Bancshares Corporation at its principal executive offices, 100 Lincoln Way East, McConnellsburg, Pennsylvania 17233, not later than November 24, 2005.

SHAREHOLDER RETURN PERFORMANCE GRAPH

A line graph is set forth below.  The graph compares the yearly change in the cumulative total shareholder return on the corporation’s common stock against the cumulative total return of the NASDAQ Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1999 and ended December 31, 2004.  The shareholder return shown on the graph below is not necessarily indicative of future performance.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Fulton Bancshares Corporation	100.00	68.26	68.41	95.23	106.34	90.74
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL All OTC-BB and Pink Banks Index	100.00	85.81	89.92	111.87	153.70	183.51

Source : SNL Financial LC, Charlottesville, VA

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has selected Smith Elliott Kearns & Company, LLC, as independent certified public accountants for the examination of its financial statements for the fiscal year ending December 31, 2005.  Smith Elliott Kearns & Company, LLC, served as the Corporation’s certified public auditors for the year ended December 31, 2004.

Smith Elliott Kearns & Company, LLC, has advised us that neither the firm nor any of its associates has any relationship with the corporation or its subsidiaries other than the usual relationship that exists between independent certified public auditors and clients.

We expect a representative of Smith Elliott Kearns & Company, LLC, to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

Ratification of Smith Elliott Kearns & Company, LLC will require the affirmative vote of a majority of the shares of Common Stock represented in person or by Proxy at the Annual Meeting.  In the event that the Shareholders do not ratify the selection of Smith, Elliott, Kearns & Company, LLC as the Corporation’s independent auditors for the year ending December 31, 2005 another accounting firm may be chosen to provide independent public accountant audit services for the 2005 fiscal year.

The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Smith Elliott Kearns & Company, LLC as the independent auditors for the Corporation for the year ending December 31, 2005.

ANNUAL REPORT

A copy of the Corporation’s Annual Report for its fiscal year ended December 31, 2004 is enclosed with this Proxy Statement. A representative of the Corporation will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Corporation’s report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities Exchange Act of 1934, as amended, may be obtained, without charge to the shareholder upon written request addressed to David W. Cathell, Treasurer, Fulton Bancshares Corporation, 100 Lincoln Way East, McConnellsburg, Pennsylvania 17233.

Appendix A

FULTON BANCSHARES CORPORATION

CORPORATE GOVERNANCE

AND

NOMINATING COMMITTEE

OF THE

BOARD OF DIRECTORS

I.              AUTHORIZATION

Pursuant to the Company’s Bylaws, the Board of Directors (the “Board”) has passed resolutions that authorize the formation of a Nominating and Governance Committee of the Board of Directors (the “Committee”).

II.            PURPOSE

To provide continuing assistance to the Board regarding matters relating to governance, performance and composition of the Board.

III.           MEMBERSHIP AND STRUCTURE

The Committee shall be composed of three or more directors.  Members of the Committee shall be appointed and removed by the Board.  All members of the Committee shall be independent [and meet the applicable independence requirements of the Nasdaq SmallCap Market.

The Committee shall meet as needed at stated times without notice or on notice to all by order of the Chairman of the Board of Directors.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, in accordance with applicable law, as the Committee may deem appropriate in its sole discretion.

The Committee shall report its actions and recommendations to the Board after each Committee meeting.

The Committee shall have the authority to retain any search firm to assist in identifying director candidates and to retain outside counsel and any other advisors, as the committee may deem appropriate, in its sole discretion.  The Committee shall have sole authority to approve related fees and retention terms.

IV.           RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

1.               identify individuals qualified to become Board members, who reflect the criteria as specified by the Board;

2.               recommend to the Board nominees to fill vacancies on the Board and the nominees to stand for election as directors at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders);

3.               develop and recommend to the Board the Corporate Governance Guidelines of the Company and any proposed changes to such practices;

4.               periodically review and assess Board and management performance[ and lead the Board self-evaluation process];

5.               annually review and assess the Committee’s performance and charter and propose changes to the charter to the Board.